UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): April 23, 2015

FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 N. O’Connor Boulevard., Suite 2300
Irving, Texas (Address of principal executive offices)		75039 (Zip Code)

(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

During the three months ended March 31, 2015, Flowserve Corporation (the “Company”) made composition changes to its Engineered Product Division ("EPD") and Industrial Product Division ("IPD") reportable segments to take into consideration the acquisition of SIHI Group B.V. ("SIHI") that was finalized on January 7, 2015. Effective January 1, 2015, certain activities, primarily related to engineered pumps and seals, that were previously included in the IPD business segment will now be reported in the EPD business segment. These changes did not materially impact segment results or segment assets. The Company did not change its business segments, management structure, chief operating decision maker or how the Company evaluates segment performance and allocates resources. Beginning with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, the Company will report its financial information reflecting the EPD and IPD reportable segment composition changes, and prior periods will be retrospectively adjusted as periodic reports are filed to conform to the new reportable segment composition.

To assist investors in comparing the Company’s historical segment financial information with the Company’s future segment financial information, Exhibit 99.1 filed with this Current Report on Form 8-K includes retrospectively adjusted supplemental unaudited historical segment financial information for EPD, IPD and Eliminations and All Other (which includes the Company’s corporate headquarters costs and other minor entities that do not constitute separate segments) for each of the four quarters of the year ended December 31, 2014, and for each of the years ended December 31, 2014, 2013 and 2012.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Supplemental Unaudited Historical Segment Financial Information of Flowserve Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: April 23, 2015	By: /s/ Malcolm H. Platt
Malcolm H. Platt
Vice President and
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Supplemental Unaudited Historical Segment Financial Information of Flowserve Corporation.